UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:   January 28, 2016
(Date of earliest event reported:  January 26, 2016)
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HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
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Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2016, the Executive Compensation and Employee Benefits Committee (the "Compensation Committee") of the Board of Directors of Haverty Furniture Companies, Inc. (the "Company" or "Havertys") established base salary, annual incentive opportunities and long-term incentive equity grants for the Company's Named Executive Officers ("NEOs") for 2016.

Base Salary:  No increases from current base salaries were approved for the NEOs.
Annual Incentive Opportunities:  The Compensation Committee approved new management incentive plans (the "Plans" or "MIP I" or "MIP II") to determine 2016 cash incentives pursuant to the Company's 2014 Long Term Incentive Plan. The NEOs are eligible to receive a target payout amount from the combined Plans of 60% to 65% of their 2016 annual base salary, except that Mr. Smith's target is 100% of base salary.  The MIP I Plan covers 80% of the target payout.  The MIP I sets goals of pre-tax earnings on a quarterly and annual basis.  Participants will begin to earn the incentive pay once at least 80% of a goal is met increasing up to 125% of the pre-tax goal.  There is a 3% change in the incentive pay earned for every 1% increase or decrease in actual pre-tax earnings versus the goal with the incentive pay potential ranging from 40% to 175% of the earnings target payout amount.  Pre-tax earnings for comparison to the goal will be that amount reported in the annual Form 10-K, adjusted to eliminate the effects of asset impairments, restructurings, acquisitions, divestitures, other unusual or non-recurring items, store closing costs, and the cumulative effect of accounting changes, as determined in accordance with generally accepted accounting principles, as applicable. The MIP II Plan, which does not provide for above target payouts, covers the remaining 20% of the potential target payout.  The MIP II Plan is earned for achieving additional performance criteria or specific projects or initiatives tailored to each person as established by the Compensation Committee.  The Compensation Committee has discretion in the administration of the Plans.
Long-Term Incentive Equity Grants:  Pursuant to the Company's 2014 Long Term Incentive Plan the Compensation Committee authorized the following grants of Restricted Stock Units ("RSUs") and Performance Restricted Stock Units ("PRSUs").

Named Executive Officer	# of RSUs	Target # of PRSUs - EBITDA	Target # of PRSUs - Sales
Clarence H. Smith	—	15,255	6,538
Dennis L. Fink	—	7,846	3,362
Steven G. Burdette	5,317	5,317	—
Richard D. Gallagher	5,173	5,173	—
J. Edward Clary	5,101	5,101	—

Each RSU and PRSU represent a contingent right to receive one share of the company's common stock. The RSUs vest in accordance with the schedule set forth in the notice of grant letter attached hereto as Exhibit 10.1.   The PRSUs are based on the company's EBITDA (adjusted for unusual items) for the year ended December 31, 2016 and vest in February 2019.  The number of units reported above represent target performance. The actual number that become eligible for vesting is based on achieving the level of EBITDA during the performance period in accordance with the schedule set forth in the notice of grant letter attached hereto as Exhibit 10.2.  PRSUs were also granted based on achieving target levels of annual net sales for the next four individual years.  These grants vest annually if the target is met in accordance with the schedule set forth in the notice of grant letter attached hereto as Exhibit 10.3.

Item 9.01                          Financial Statements, Pro Forma Financial Information and Exhibits

(c)            Exhibits
10.1            Form of Restricted Stock Units Award Notice.
10.2            Form of Performance Restricted Stock Units (EBITDA) Award Notice.
10.3            Form of Performance Restricted Stock Units (Sales) Award Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
January 28, 2016	By:
Jenny Hill Parker Senior Vice President, Finance, Secretary and Treasurer